Exhibit 99.1

Blueprint Medicines Announces Submission of New Drug Application to FDA for Pralsetinib

for the Treatment of Advanced RET Mutant and RET Fusion-Positive Thyroid Cancers

CAMBRIDGE, Mass., July 1, 2020 – Blueprint Medicines Corporation (NASDAQ: BPMC), a precision therapy company focused on genomically defined cancers, rare diseases and cancer immunotherapy, today announced the submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for pralsetinib for the treatment of patients with advanced or metastatic RET mutant medullary thyroid cancer (MTC) and RET fusion-positive thyroid cancers. Pralsetinib is an investigational, once-daily precision therapy designed to potently and selectively inhibit RET fusions and mutations, including predicted resistance mutations.

Blueprint Medicines submitted the NDA under the Real-Time Oncology Review pilot program (RTOR program), an initiative of the FDA’s Oncology Center of Excellence. The RTOR program aims to explore a more efficient review process to ensure that safe and effective treatments are available to patients as early as possible, while maintaining and improving review quality by the FDA.

“Pralsetinib has broad potential to address the medical needs of patients with RET-altered cancers, who have not traditionally benefited from targeted therapy even though their tumors have a known disease driver,” said Andy Boral, M.D., Ph.D., Chief Medical Officer at Blueprint Medicines. “There are now pending marketing applications for pralsetinib in RET-altered non-small cell lung cancer and thyroid cancers, supporting our goal to advance treatment standards for these patients. We are working closely with the FDA and aim to bring this promising treatment to patients as expeditiously as possible.”

In May 2020, Blueprint Medicines announced that the U.S. and EU marketing applications for pralsetinib for the treatment of locally advanced or metastatic RET fusion-positive non-small cell lung cancer (NSCLC) were accepted by the FDA and validated by the European Medicines Agency, respectively.

About RET-Altered Solid Tumors

RET activating fusions and mutations are key disease drivers in many cancer types, including NSCLC and MTC. RET fusions are implicated in approximately 1 to 2 percent of patients with NSCLC and approximately 10 to 20 percent of patients with papillary thyroid cancer, while RET mutations are implicated in approximately 90 percent of patients with advanced MTC. In addition, oncogenic RET alterations are observed at low frequencies in colorectal, breast, pancreatic and other cancers, and RET fusions have been observed in patients with treatment-resistant EGFR-mutant NSCLC.

About Pralsetinib

Pralsetinib is an investigational, once-daily oral precision therapy specifically designed for highly potent and selective targeting of oncogenic RET alterations. Blueprint Medicines is developing pralsetinib for the treatment of patients with RET-altered NSCLC, thyroid cancer and other solid tumors. The FDA has granted Breakthrough Therapy Designation to pralsetinib for the treatment of RET fusion-positive NSCLC that has progressed following platinum-based chemotherapy, and RET mutation-positive MTC that requires systemic treatment and for which there are no acceptable alternative treatments.

Pralsetinib was designed by Blueprint Medicines’ research team, leveraging the company’s proprietary compound library. In preclinical studies, pralsetinib consistently demonstrated sub-nanomolar potency against the most common RET fusions, activating mutations and predicted resistance mutations. In addition, pralsetinib demonstrated markedly improved selectivity for RET compared to pharmacologically relevant kinases, including approximately 80-fold improved potency for RET versus VEGFR2. By suppressing primary and secondary mutants, pralsetinib has the potential to overcome and prevent the emergence of clinical resistance. Blueprint Medicines believes this approach will enable durable clinical responses across a diverse range of RET alterations, with a favorable safety profile.

Blueprint Medicines has an exclusive collaboration and license agreement with CStone Pharmaceuticals for the development and commercialization of pralsetinib and certain other drug candidates in Mainland China, Hong Kong, Macau and Taiwan. Blueprint Medicines retains development and commercial rights for pralsetinib in the rest of the world.

About Blueprint Medicines

Blueprint Medicines is a precision therapy company striving to improve human health. With a focus on genomically defined cancers, rare diseases and cancer immunotherapy, we are developing transformational medicines rooted in our leading expertise in protein kinases, which are proven drivers of disease. Our uniquely targeted, scalable approach empowers the rapid design and development of new treatments and increases the likelihood of clinical success. We have one FDA-approved precision therapy and are currently advancing multiple investigational medicines in clinical development, along with a number of research programs. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans and timelines for the development of pralsetinib; plans and timelines for commercializing pralsetinib, if approved; the potential benefits of pralsetinib in treating patients; Blueprint Medicines’ strategy, goals and anticipated milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines’ business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines’ ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines’ ability and plan in establishing a commercial infrastructure, and successfully launching, marketing and selling its approved product; the delay of any current or planned clinical trials or the development of Blueprint Medicines’ drug candidates or licensed drug candidate; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for its current and future drug candidates; and the success of Blueprint Medicines’ current and future collaborations or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines’ most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Investor Relations Contact

Kristin Hodous

617-714-6674

ir@blueprintmedicines.com

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